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                                                                       EXHIBIT 5

                               December ___, 2001



Board of Directors
Sterling Financial Corporation
101 North Pointe Boulevard
Lancaster, PA  17601

                  RE:      Registration Statement on Form S-4
                           Our File No. 962-01

Ladies and Gentlemen:

         In connection with the proposed offering of up to 954,914 shares of common stock, no par value (the "Common Stock"), by Sterling Financial Corporation (the "Company"), covered by the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to such Common Stock, we, as special counsel to the Company, have reviewed:

         1.       The Articles of Incorporation of the Company;

         2.       The Bylaws of the Company;

         3. Resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, certified by the Secretary of the Company;

         4. A subsistence certificate with respect to the Company issued by the Pennsylvania Department of State;

         5.       The Registration Statement; and

         6.       Copies of the certificates representing shares of the Common
                  Stock.

Based upon our review of the foregoing, it is our opinion that:

         (a) The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth; and
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         (b) The Common Stock covered by the Registration Statement has been duly authorized and, when pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinion" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         Shumaker Williams, P.C.